Municipal Mortgage & Equity, LLC

621 East Pratt Street
Baltimore, Maryland 21202
T 443.263.2900 F 410.727.5387

November 2, 2007

Synovus Bank
12450 Roosevelt Boulevard,
St. Petersburg, FL 33716
Attn:	Cathy Swanson,
Senior Vice President
Re:	Notice and Request for Waiver

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Completely Restated Loan Agreement, dated as of February 23, 2007, by and among Synovus Bank (formerly, United Bank and Trust), MMA Capital Corporation, MuniMae TEI Holdings, LLC, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC MMA Financial Holdings, Inc. and MMA Financial, Inc. (formerly, MuniMae Investment Services Corporation) (the “Agreement”). All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement.

Notice

This correspondence will serve as notice of the matters set forth herein given pursuant to the requirements of Section 11.03 of the Agreement.

As we notified you by letter in March 2007, our continuing efforts to restate certain of the historical GAAP financial statements of Municipal Mortgage & Equity, LLC (“MuniMae”) and certain other matters have delayed the completion of certain of our 2006 financial statements and periodic reports, as well as the financial statements for certain of our affiliates.

We currently anticipate that we will file (1) our annual report on Form 10-K for fiscal 2006 (the “MuniMae 2006 Form 10-K”) on or before March 3, 2008 and (2) our quarterly reports on Forms 10-Q for each of the quarters ending March 31, 2007, June 30, 2007 and September 30, 2007 (the “MuniMae Q1 2007 For 10-Q”, the “MuniMae Q2 2007 For 10-Q”and the “MuniMae Q3 2007 For 10-Q” respectively, and together the “MuniMae 2007 Forms 10-Q”) sequentially at some point after March 31, 2008 but not after December 31, 2008. Prior to these filling dates, we currently anticipate that we will be able to deliver only “management certified” unaudited financial statements with respect to MuniMae.

As a result and as we have informed you previously, we will be unable to comply with the applicable financial reporting and related covenants set forth in Article VI and Section 6.06 of the Agreement.

Request for Waiver

We hereby request a waiver of any and all Defaults or Events of Default with respect to the matters set forth herein; provided that we are able to deliver:

(a)	audited financial statements for MuniMae as well as the MuniMae 2006 Form 10-K on or before March 3, 2008,

(b)	the MuniMae Forms 10-Q filed sequentially on or before December 31, 2008,

(c)	audited financial statements for MMA Mortgage Investment Corporation for the year ending December 31, 2006 on or before March 31, 2008, and

(d)	audited financial statements for other applicable MuniMae subsidiaries for the year ending December 31, 2006 at some point after March 31, 2008 but not after December 31, 2008.

This notice is being delivered to you as confirmation of our earlier discussion with you on the topics set forth above and our understanding that this situation dies not present any issues under the Agreement. Please contact me by phone at (813) 868-8025 or e-mail at ed.feldkamp@munimae.com if this is not the case.

Sincerely,

MUNICIPAL MORTGAGE & EQUITY, LLC

By /s/ Edward Feldcamp
Name:Edward Feldkamp
Title:Vice President and Treasurer

Please indicate your grant of the waivers requested above by signing below and returning a copy of this page to me by e-mail or facsimile.

SYNOVUS BANK

By: /s/ Cathy Swanson
Name: Cathy Swanson
Title: Executive Vice President

Date: 11/15/07